Exhibit 99.1

Contact:	Dennis Story	Rick Fernandez
	Chief Financial Officer	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6988
	dstory@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record First Quarter 2019 Performance

Company raises full-year Revenue and EPS guidance

ATLANTA – April 23, 2019 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported record total revenue of $148.4 million for the first quarter ended March 31, 2019, applying the new revenue recognition standard retrospectively. GAAP diluted earnings per share for Q1 2019 was $0.32 compared to $0.33 in Q1 2018. Non-GAAP adjusted diluted earnings per share for Q1 2019 was $0.41 compared to $0.37 in Q1 2018.

“We’re very pleased with our start to 2019, delivering record Q1 total revenue and solid earnings per share growth on strong software and global services revenue. Market leading investments in our suite of Manhattan Active™ omnichannel, inventory and supply chain solutions are fueling demand and revenue growth,” said Eddie Capel, Manhattan Associates President and CEO. “Omnichannel, inventory management and supply chain evolution in our target markets have created an acute need for Manhattan’s software, enabling our clients to accelerate growth and Push Possible®. We remain committed to investing in innovation and are bullish on our growth opportunity in 2019 and beyond,” added Mr. Capel.

FIRST QUARTER 2019 FINANCIAL SUMMARY:

•

Consolidated total revenue was $148.4 million in Q1 2019, compared to $130.6 million in Q1 2018. License revenue was $12.4 million in Q1 2019, compared to $7.6 million in Q1 2018. Cloud subscription revenue was $7.9 million in Q1 2019, compared to $4.5 million in Q1 2018. Service revenue was $88.6 million in in Q1 2019, compared to $78.8 million in Q1 2018.

•	GAAP diluted earnings per share was $0.32 in Q1 2019 compared to $0.33 in Q1 2018.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.41 in Q1 2019, compared to $0.37 in Q1 2018.

•	GAAP operating income was $28.3 million in Q1 2019, compared to $27.8 million in Q1 2018.
•	Adjusted operating income, a non-GAAP measure, was $35.6 million in Q1 2019, compared to $32.3 million in Q1 2018.
•	Cash flow from operations was $35.2 million in Q1 2019, compared to $51.3 million in Q1 2018. Days Sales Outstanding was 65 days at March 31, 2019, compared to 64 days at December 31, 2018.
•	Cash and investments totaled $104.9 million at March 31, 2019, compared to $100.6 million at December 31, 2018.
•

During the three months ended March 31, 2019, the Company repurchased 463,680 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $24.9 million. In April 2019, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

2019 GUIDANCE

Manhattan Associates provides the following updated revenue, operating margin and diluted earnings per share guidance for the full year 2019:

	Guidance Range - 2019 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$582	$592	4%	6%

Total revenue - previous guidance	$564	$576	1%	3%

Operating Margin:
GAAP operating margin - current guidance	15.6%	15.8%
Equity-based compensation	5.4%	5.4%
Adjusted operating margin(1) - current guidance	21.0%	21.2%

GAAP operating margin - previous guidance	15.5%	15.8%
Equity-based compensation	5.5%	5.4%
Adjusted operating margin(1) - previous guidance	21.0%	21.2%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.05	$1.09	-34%	-31%
Equity-based compensation, net of tax	0.37	0.37
Adjusted EPS(1) - current guidance	$1.42	$1.46	-21%	-18%

GAAP EPS - previous guidance	$1.03	$1.07	-35%	-32%
Equity-based compensation, net of tax	0.35	0.35
Adjusted EPS(1) - previous guidance	$1.38	$1.42	-23%	-21%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its first quarter financial results will be held today, April 23, 2019, at 4:30 p.m. Eastern Time. We invite investors to a live webcast of the conference call through the Investor Relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 1797903 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ second quarter 2019 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2019.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects, and the impact of the Tax Cuts and Jobs Act. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2019 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model, disruption in the retail sector, the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$7,859	$4,469
Software license	12,414	7,555
Maintenance	36,099	36,397
Services	88,631	78,757
Hardware	3,401	3,391
Total revenue	148,404	130,569
Costs and expenses:
Cost of software license	592	1,308
Cost of cloud subscriptions, maintenance and services	66,578	56,486
Research and development	21,213	17,059
Sales and marketing	14,781	12,884
General and administrative	15,050	12,800
Depreciation and amortization	1,914	2,202
Total costs and expenses	120,128	102,739
Operating income	28,276	27,830
Other (loss) income, net	(371)	721
Income before income taxes	27,905	28,551
Income tax provision	6,933	5,899
Net income	$20,972	$22,652

Basic earnings per share	$0.32	$0.34
Diluted earnings per share	$0.32	$0.33

Weighted average number of shares:
Basic	64,909	67,553
Diluted	65,204	67,736

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018

Operating income	$28,276	$27,830
Equity-based compensation (a)	7,182	4,343
Purchase amortization (c)	108	107
Adjusted operating income (Non-GAAP)	$35,566	$32,280

Income tax provision	$6,933	$5,899
Equity-based compensation (a)	1,760	1,064
Tax (deficiency) benefit of stock awards vested (b)	(96)	749
Purchase amortization (c)	26	26
U.S. Tax Cuts and Jobs Act impact (d)	-	348
Adjusted income tax provision (Non-GAAP)	$8,623	$8,086

Net income	$20,972	$22,652
Equity-based compensation (a)	5,422	3,280
Tax (deficiency) benefit of stock awards vested (b)	96	(749)
Purchase amortization (c)	82	81
U.S. Tax Cuts and Jobs Act impact (d)	-	(348)
Adjusted net income (Non-GAAP)	$26,572	$24,916

Diluted EPS	$0.32	$0.33
Equity-based compensation (a)	0.08	0.05
Tax (deficiency) benefit of stock awards vested (b)	-	(0.01)
Purchase amortization (c)	-	-
U.S. Tax Cuts and Jobs Act impact (d)	-	(0.01)
Adjusted diluted EPS (Non-GAAP)	$0.41	$0.37

Fully diluted shares	65,204	67,736

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed today with the SEC on the date hereof. Equity-based compensation is included in the following GAAP operating expense lines for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018

Cost of services	$2,097	$1,117
Research and development	1,376	921
Sales and marketing	819	558
General and administrative	2,890	1,747
Total equity-based compensation	$7,182	$4,343

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(d)

In the fourth quarter of 2017, we recorded a provisional net one-time tax of $2.8 million due to the enactment of the Tax Cuts and Jobs Act in December 2017. We calculated that amount based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings and the remeasurement of deferred tax assets. We adjusted our estimate by $0.3 million during the three months ended March 31, 2018.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,879	$99,126
Short-term investments	-	1,440
Accounts receivable, net of allowance of $2,162 and $2,589, respectively	107,352	100,108
Prepaid expenses and other current assets	19,065	14,708
Total current assets	231,296	215,382

Property and equipment, net	13,327	14,318
Operating lease right-of-use assets	39,869	-
Goodwill, net	62,237	62,240
Deferred income taxes	3,664	5,442
Other assets	9,118	9,768
Total assets	$359,511	$307,150

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,940	$18,181
Accrued compensation and benefits	27,164	29,485
Accrued and other liabilities	20,736	12,161
Deferred revenue	94,363	81,894
Income taxes payable	6,331	3,543
Total current liabilities	165,534	145,264

Operating lease liabilities, long-term	35,896	-
Other non-current liabilities	12,681	14,739

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2019 and 2018	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 64,593,909 and 64,860,419 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	646	649
Retained earnings	161,356	163,359
Accumulated other comprehensive loss	(16,602)	(16,861)
Total shareholders' equity	145,400	147,147
Total liabilities and shareholders' equity	$359,511	$307,150

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)
Operating activities:
Net income	$20,972	$22,652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,914	2,202
Equity-based compensation	7,182	4,343
Loss (gain) on disposal of equipment	6	(3)
Deferred income taxes	1,782	1,587
Unrealized foreign currency loss (gain)	381	(333)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,478)	7,502
Other assets	(3,021)	(4,223)
Accounts payable, accrued and other liabilities	(809)	5,435
Income taxes	1,831	2,286
Deferred revenue	12,427	9,853
Net cash provided by operating activities	35,187	51,301

Investing activities:
Purchase of property and equipment	(616)	(2,174)
Net maturities (purchases) of investments	1,439	(12,598)
Net cash provided by (used in) investing activities	823	(14,772)

Financing activities:
Purchase of common stock	(30,160)	(55,815)
Net cash used in financing activities	(30,160)	(55,815)

Foreign currency impact on cash	(97)	432

Net change in cash and cash equivalents	5,753	(18,854)
Cash and cash equivalents at beginning of period	99,126	125,522
Cash and cash equivalents at end of period	$104,879	$106,668

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.33	$0.42	$0.43	$0.40	$1.58	$0.32
Adjustments to GAAP:
Equity-based compensation	0.05	0.06	0.06	0.06	0.23	0.08
Tax benefit of stock awards vested	(0.01)	-	-	-	(0.01)	-
Purchase amortization	-	-	-	-	-	-
U.S. Tax Cuts and Jobs Act impact	(0.01)	-	-	-	-	-
Adjusted Diluted EPS	$0.37	$0.47	$0.49	$0.46	$1.79	$0.41
Fully Diluted Shares	67,736	66,535	65,901	65,526	66,434	65,204

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$104,615	$112,945	$113,886	$114,040	$445,486	$114,873
EMEA	19,164	21,356	21,181	23,043	84,744	26,288
APAC	6,790	7,570	7,284	7,283	28,927	7,243
	$130,569	$141,871	$142,351	$144,366	$559,157	$148,404

GAAP Operating Income:
Americas	$20,318	$26,589	$26,200	$24,422	$97,529	$18,051
EMEA	5,475	6,252	7,413	7,297	26,437	7,734
APAC	2,037	2,844	2,483	2,557	9,921	2,491
	$27,830	$35,685	$36,096	$34,276	$133,887	$28,276

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,343	$4,927	$5,303	$5,291	$19,864	$7,182
Purchase amortization	107	108	107	108	430	108
	$4,450	$5,035	$5,410	$5,399	$20,294	$7,290

Adjusted non-GAAP Operating Income:
Americas	$24,768	$31,624	$31,610	$29,821	$117,823	$25,341
EMEA	5,475	6,252	7,413	7,297	26,437	7,734
APAC	2,037	2,844	2,483	2,557	9,921	2,491
	$32,280	$40,720	$41,506	$39,675	$154,181	$35,566

3.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$2,781	$1,699	$(581)	$(1,068)	$2,831	$(2,419)
Costs and expenses	2,328	831	(1,177)	(1,774)	208	(2,686)
Operating income	453	868	596	706	2,623	267
Foreign currency gains (losses) in other income	366	705	1,431	(1,185)	1,317	(590)
	$819	$1,573	$2,027	$(479)	$3,940	$(323)

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$(360)	$359	$828	$1,066	$1,893	$981
Foreign currency gains (losses) in other income	210	1,120	1,572	(1,074)	1,828	(182)
Total impact of changes in the Indian Rupee	$(150)	$1,479	$2,400	$(8)	$3,721	$799

4.Other income includes the following components (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	$347	$241	$201	$278	$1,067	$231
Foreign currency gains (losses)	366	705	1,431	(1,185)	1,317	(590)
Other non-operating income (expense)	8	40	(94)	6	(40)	(12)
Total other income (loss)	$721	$986	$1,538	$(901)	$2,344	$(371)

5.Capital expenditures are as follows (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$2,174	$1,881	$1,481	$1,770	$7,306	$616

6.	Stock Repurchase Activity (in thousands):

	2018					2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly-announced buy-back program	1,158	1,082	389	519	3,148	464
Shares withheld for taxes due upon vesting of restricted stock	111	1	3	-	115	106
Total shares purchased	1,269	1,083	392	519	3,263	570

Total cash paid for shares purchased under publicly-announced buy-back program	$49,972	$47,876	$20,669	$24,757	$143,274	$24,927
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	5,843	23	175	7	6,048	5,233
Total cash paid for shares repurchased	$55,815	$47,899	$20,844	$24,764	$149,322	$30,160

7. Remaining Performance Obligations

Under the new revenue recognition standard, we now disclose revenue we expect to recognize from our remaining performance obligations.  Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods).  Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations.  Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Remaining Performance Obligations	$33,999	$58,434	$64,175	$76,990	$100,532